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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


                AWARE, INC. REPORTS THIRD QUARTER 2003 FINANCIAL
                                    RESULTS

BEDFORD, Mass., October 9, 2003 - Aware, Inc. (NASDAQ: AWRE), a worldwide leader and innovator of broadband intellectual property, today reported financial results for its third quarter ended September 30, 2003.

Revenues for the third quarter of 2003 were $3.1 million compared to $4.0 million for the same period last year. Net loss for the third quarter of 2003 was $1.7 million, or $0.08 per diluted share, compared to a net loss of $9.7 million, or $0.43 per diluted share, for the year-ago period.

For the nine months ended September 30, 2003, revenues were $7.8 million compared to $11.5 million in the same period last year. Net loss for the nine months ended September 30, 2003 was $6.6 million or $0.29 per diluted share, compared to a net loss of $14.4 million, or $0.63 per diluted share, for the year-ago period.

Net loss for the three and nine month periods ended September 30, 2002 included a $7.1 million deferred tax asset write-off.

Michael Tzannes, chief executive officer, said: "ADSL subscribers have now surpassed the 50 million mark, with more than 20 million new users added in the last 12 months. New industry standards are now able to address service providers' requirements for longer reach, higher speeds and lower operating costs, opening the door for even faster growth ahead. Aware's intellectual property offerings allow companies to fulfill the new ADSL2 and ADSL2+ requirements with rapid time-to-market, low risk solutions."

Note: Aware's conference call will be broadcast live over the Internet today, October 9, 2003 at 5:00 p.m. Eastern Time. To listen to the call, please go to www.aware.com, and click on "Investor Relations." The conference call may also be heard by calling (719) 457-2637 and referencing the confirmation number 539683. A replay of the call will be archived on our website after the call.

ABOUT AWARE
Aware, Inc. designs, develops, licenses and markets DSL technology that enables broadband communications over existing telephone networks. Its solutions, including splitterless G.lite, full-rate ADSL, ADSL2, ADSL2+, Dr. DSL(R), StratiPHY(TM), StratiPHY2+(TM), BondedADSL(TM), and G.SHDSL address central office as well as customer premise requirements. More information about Aware can be found at http://www.aware.com.

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SAFE HARBOR WARNING
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL market. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from one customer, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our quarterly report on Form 10-Q for the quarter ended June 30, 2003 and other reports and filings made with the Securities and Exchange Commission.




Contact: Dave Martin
Aware, Inc.
781-276-4000




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                                                        AWARE, INC.
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                               THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                                         -----------------------------  -----------------------------
                                                              2003           2002            2003          2002
                                                         -------------- --------------  -------------- --------------
Revenue:
  Product sales.......................................          $1,431         $1,298          $2,727         $3,399
  Contract revenue....................................             691          1,926           2,213          6,177
  Royalties...........................................             933            729           2,879          1,965
                                                         -------------- --------------  -------------- --------------
     Total revenue.....................................          3,055          3,953           7,819         11,541

Costs and expenses:
  Cost of product sales...............................             293            489             629            831
  Cost of contract revenue............................             447          1,352             998          4,344
  Research and development............................           2,962          3,378           9,513          9,915
  Selling and marketing...............................             637            774           1,837          2,275
  General and administrative..........................             598            772           1,857          2,165
                                                         -------------- --------------  -------------- --------------
     Total costs and expenses...........................         4,937          6,765          14,834         19,530

Loss from operations....................................        (1,882)        (2,812)         (7,015)        (7,989)
Interest income.........................................           136            224             463            695
                                                         -------------- --------------  -------------- --------------

Loss before provision for income taxes..................        (1,746)        (2,588)         (6,552)        (7,294)
Provision for income taxes..............................             -         (7,093)              -         (7,093)
                                                         -------------- --------------  -------------- --------------

Net loss................................................       ($1,746)       ($9,681)        ($6,552)      ($14,387)
                                                         ============== ==============  ============== ==============

Net loss per share - basic and diluted .................        ($0.08)        ($0.43)         ($0.29)        ($0.63)

Weighted average shares - basic and diluted ............        22,718         22,686          22,707         22,675


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                                                  AWARE, INC.
                                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                                (In thousands)

                                                                                   September 30,     December 31,
                                                                                       2003              2002
                                                                                 ----------------  ----------------
ASSETS
  Cash and investments.....................................................              $40,913          $47,118
  Accounts receivable, net.................................................                1,239            1,258
  Property and equipment, net..............................................                9,192           10,038
  Other assets, net........................................................                1,013              823
                                                                                 ----------------  ----------------

  Total assets.............................................................              $52,357          $59,237
                                                                                 ================  ================



LIABILITIES AND STOCKHOLDERS' EQUITY

  Total current liabilities                                                               $1,294           $1,659
  Total stockholders' equity                                                              51,063           57,578
                                                                                 ----------------  ----------------

  Total liabilities and stockholders' equity...............................              $52,357          $59,237
                                                                                 ================  ================





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